     As filed with the Securities and Exchange Commission on May 29, 2002.

                                                           (File No. 333-______)



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------



                               ENZO BIOCHEM, INC.
             (Exact name of registrant as specified in its charter)

            New York                                        31-2866202
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                  60 Executive Boulevard, Farmingdale, NY 11735
                  ---------------------------------------------
           (Address of principal executive offices including zip code)

                    Enzo Biochem, Inc. 1999 Stock Option Plan
                    -----------------------------------------
                            (Full title of the plan)


                                 Barry W. Weiner
        Enzo Biochem, Inc., 60 Executive Boulevard, Farmingdale, NY 11735
        -----------------------------------------------------------------
                     (Name and address of agent for service)

                                 (631) 755-5500
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Robert H. Cohen, Esq.
                      Morrison Cohen Singer & Weinstein LLP
                         750 Lexington Avenue, 8th Floor
                               New York, NY 10022

                         CALCULATION OF REGISTRATION FEE

                                                           Proposed Maximum           Proposed Maximum           Amount of
        Titles of Securities          Amount to            Offering  Price           Aggregate Offering         Registration
          to be Registered          be Registered           Per Share(2)                 Price (2)                 Fee(3)
          ----------------          -------------           ------------                 ---------                 ------
      Common Stock, par value    1,000,000 shares(1)           $17.99                  $17,990,000                $1,655.08
           $.01 per share

          (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


          (2) Estimated pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the 1999 Employee Stock Option Plan or at what price such shares will be purchased. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price have been calculated pursuant to 457(c) assuming the issuance of all shares of Common Stock upon the exercise of stock options to be granted under the 1999 Employee Stock Option Plan at an assumed exercise price of $17.99 per share, which price was the average of the high and low prices of the Registrant's Common Stock reported in the consolidated trading system of the New York Stock Exchange on May 22, 2002.


          (3)  Calculated pursuant to Section 6 under the Securities Act of
               1933.

                                EXPLANATORY NOTE

         Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement:

         On September 15, 1999, the Registrant filed a Registration Statement on Form S-8 (File No. 333-87153) (hereinafter, the "First Registration Statement") for purposes of effecting the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) 950,000 shares (which became 1,047,375 shares due to the Company's issuance of a 5% stock dividend during the fiscal year ending July 31, 2001 and fiscal year ended July 31, 2002) of common stock, $0.01 par value per share ("Common Stock"), issuable by the Registrant upon exercise of stock options granted or to be granted by the Registrant under its 1999 Stock Option Plan (the "Plan"). This Registration Statement on Form S-8 is filed by the Registrant to register an additional 1,000,000 shares of its Common Stock (which became 1,050,000 shares due to the Company's issuance of a 5% stock dividend during fiscal year ended July 31, 2002 ("2002 Dividend")) which are issuable upon the exercise of options available for grant under the Plan, pursuant to an amendment to the Plan authorized by the stockholders at a meeting dated January 23, 2002. These 1,000,000 shares (1,050,000 after the issuance of the 2002 Dividend) are in addition to the 1,047,375 shares of the Registrant's common stock that were previously registered pursuant to the First Registration Statement. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the contents of the First Registration Statement, the Exhibit Indices thereto and the Exhibits filed therewith.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the SEC are incorporated into and made a part of this prospectus:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 2001;

          (b) all reports previously filed by the Registrant under Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the audited financial statements described in (a) above; and the

          (c) the description of the common stock contained in the Registrant's registration statement on Form 8-A filed with the SEC under the Exchange Act, including any amendments or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered by this prospectus have been sold or which deregisters all of the securities then remaining unsold, shall be deemed to be incorporated into and made a part of this prospectus.

         Any person receiving a copy of this prospectus may obtain without charge, upon written or oral request, a copy of (1) any of the documents (without their exhibits) that are incorporated into this prospectus and (2) copies of all reports, proxy statements and other communications distributed by the Registrant to its security holders generally (but only to the extent such reports, proxy statements and other communications have not already been received by such person). Requests should be addressed to Enzo Biochem, Inc.,
Attention: Secretary, 60 Executive Boulevard, Farmingdale, NY 11735.

Item 8.  Exhibits.
         --------


Exhibit No.          Description
-----------          -----------

5.1                  Opinion of Morrison Cohen Singer & Weinstein LLP

23.1 Consent of Morrison Cohen Singer & Weinstein LLP (including in its Opinion filed as Exhibit 5.1 hereto)

23.2                 Consent of Ernst & Young LLP

24.1                 Powers of Attorney (included on signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, state of New York, on the 28th day of May, 2002.

                                    ENZO BIOCHEM, INC.

                                    By: /s/ Barry W. Weiner
                                        ----------------------------------------
                                            Barry W. Weiner, President


                                POWER OF ATTORNEY

         Each person whose signature appears below authorizes Barry W. Weiner as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacities and on the dates stated.



         By:   /s/ Elazar Rabbani                             May  28, 2002
              ------------------------------------------          ----
                Elazar Rabbani
                Chairman of Board of Directors
                (Principal Executive Officer)


         By   /s/ Shahram K. Rabbani                          May  28, 2002
             -------------------------------------------          ----
                Shahram K. Rabbani,
                Chief Operating Officer, Secretary
                and Director (Principal Financial and
                Accounting Officer)


         By:
              ------------------------------------------
                  John B. Sias, Director


         By:
              ------------------------------------------
                  John J. Delucca, Director


         By:   /s/ Irwin Gerson                               May  28, 2002
              ------------------------------------------          -----
                  Irwin Gerson, Director




         By:   /s/ Barry W. Weiner                            May  28, 2002
              ------------------------------------------          -----
                  Barry W. Weiner, Director

                                  Exhibit Index
                                  -------------



Exhibit No.         Description                                                Page
-----------         -----------                                                ----
5.1                 Opinion of Morrison Cohen Singer & Weinstein LLP            7

23.1                Consent of Morrison Cohen Singer & Weinstein LLP
                    (included in its Opinion filed as Exhibit 5.1 hereto)       7

23.2                Consent of Ernst & Young LLP                                8

24.1                Powers of Attorney (included on signature page)
